MISTER CAR WASH, INC.

2021 Incentive AWard Plan

Restricted Stock Unit Grant Notice

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of Mister Car Wash, Inc. (the “Company”). The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of Restricted Stock Units:
Vesting Commencement Date:
Vesting Schedule:	[To be specified in individual agreements]

[Withholding Tax Election: By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, Participant understands and agrees that as a condition of the grant of the RSUs hereunder, Participant is required to, and hereby affirmatively elects to (the “Sell to Cover Election”), (1) sell that number of Shares determined in accordance with Section 2.5 of the Agreement as may be necessary to satisfy the minimum applicable statutory withholding obligations with respect to any taxable event arising in connection with the RSUs and similarly sell such number of Shares as may be necessary to satisfy the minimum applicable statutory withholding obligations with respect to any other awards of restricted stock units granted to Participant under the Plan or any other equity incentive plans of the Company, and (2) to allow the Agent (as defined in the Agreement) to remit the cash proceeds of such sale(s) to the Company. Furthermore, Participant directs the Company to make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. Participant has carefully reviewed Section 2.5 of the Agreement and Participant hereby represents and warrants that on the date hereof he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and is entering into the Agreement and this election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is Participant’s intent that this election to “sell to cover” comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.]1

1 Note to Draft: Include for mandatory sell-to-cover election.

A-1

By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the RSUs.

MISTER CAR WASH, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:

2

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

general
Section 1.1
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
(a)
“Cause” shall mean a Participating Company having “Cause” to terminate the Participant’s employment as defined in any employment agreement between the Participant and a Participating Company or in the Executive Severance Plan if the Participant participates in such plan; provided that, in the absence of an agreement containing such a definition, a Participating Company shall have “Cause” to terminate the Participant’s employment upon: (i) commission of, conviction of, or entry of a plea by the Participant of nolo contendere to a felony that is materially detrimental to a Participating Company, its reputation, or its respective stockholders; (ii) malfeasance, willful or gross misconduct, or willful dishonesty of the Participant that materially and adversely affects the business or affairs of a Participating Company, its reputation, or its respective stockholders; (iii) conviction of or entry of a plea by the Participant of nolo contendere to a crime involving fraud; (iv) material violation by the Participant of the ethics/policy code of a Participating Company, including breach of duty of loyalty to a Participating Company; (v) willful failure by the Participant to perform his duties and responsibilities hereunder or under any employment agreement between the Participant and a Participating Company; (vi) inappropriate use or disclosure by the Participant of any proprietary information of a Participating Company in violation of any employment agreement, stockholders agreement or any other written agreement between the Participant and a Participating Company that adversely affects the business or the affairs of a Participating Company in a material way; or (vii) material breach by the Participant not caused by a Participating Company of any terms and conditions of any employment agreement, stockholders agreement or any other written agreement between the Participant and a Participating Company.
(b)
“Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(c)
“CIC Qualifying Termination” shall mean Termination of Service of Participant by any Participating Company without Cause [or by Participant for Good Reason]2 during the twenty-four (24) month period immediately following a Change in Control.

(d)
“Competing Business” shall mean any business competing with any business the Company then engages in or engaged in at any time during Participant’s employment with the Company (“Restricted Area” as specified in the “Restrictive Covenants Table” below).

(e)
“Executive Severance Plan” shall mean the Mister Car Wash, Inc. Executive Severance Plan, as amended from time to time.

(f) [“Good Reason” shall mean a Participant having “Good Reason” to terminate the Participant’s employment as defined in any employment agreement between the Participant and a Participating Company or in the Executive Severance Plan if the Participant participates in such plan; provided that, in the absence of an agreement containing such a definition, a Participant shall have “Good Reason” to terminate the Participant’s employment upon any of the following circumstances: (i) a material diminution in the Participant’s position, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Participant; (ii) a material reduction in the Participant’s base salary, as the same may be increased from time to time (other than in connection with across-the-board base salary reductions of all or substantially all similarly situated employees of the Company); (iii) a material change in the geographic location of the Participant’s principal location as of the date hereof, which shall, in any event, include only a relocation of more than fifty (50) miles from such principal location. Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (x) the Participant provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason within thirty (30) days after the date of the occurrence of any event that the Participant knows or should reasonably have known to constitute Good Reason, (y) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (z) the effective date of the Participant’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the Company’s cure period.]2

(f)
“Participating Company” shall mean the Company or any of its Subsidiaries.
(g)
“Restricted Period” shall mean the period of a Participant’s service with the Participating Company plus the “Post-Employment Period” applicable to the Participant’s position as set forth below in the “Restrictive Covenants Table.”

(h)
Participant shall be “Retirement Eligible” at any time when he or she (i) is age sixty (60) or older; and (ii) has been actively employed in continuous employment with or service to any Participating Company for at least five (5) years.
(i)
“Retirement Notice Date” shall mean the date of the Company’s receipt of a written notice of Termination of Services by Participant without Good Reason at a time when Participant is Retirement Eligible.
(j)
“Retirement Notice Period” shall mean the six (6)-month period immediately following the Retirement Notice Date.
(k)
“Retirement Qualifying Termination” shall mean a Termination of Service by Participant [without Good Reason]3 following the Retirement Notice Period, provided that Participant remains in active employment with or service to a Participating Company in good standing (as determined by the Administrator) as of immediately prior to such Termination of Service.
Section 1.2
Incorporation of Terms of Plan. The RSUs and the shares of Common Stock (“Stock”) to be issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth

2 Note to Draft: Include for participants receiving Good Reason protection.

3 Note to Draft: Include for participants receiving Good Reason protection.

in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
Section 1.3
Consideration to the Company. In consideration of the grant of the RSUs by the Company, Participant agrees to render faithful and efficient services to any Participating Company.

Restrictive Covenants Table
Positions Included	Group	Restricted Area	Post-Employment Period
Tier I
CEO	1	Nationwide	18 months
CFO	2	Nationwide	18 months
GC/COO/CPO/SVP	3	Nationwide	18 months
VP	4	Nationwide	18 months
Tier II
HQ Sr. Director, Director of Operations	5	Nationwide	18 months
HQ Director	6	States in which Participating Company operates	18 months
Regional Manager, Division Maintenance Manager, Construction/Real Estate Manager	7	Within 75 mi of stores Participant oversees	12 months
Tier III
HQ Sr. Manager, New Build Install Manager, Regional Training Manager	8	Within 75 mi of Participant residence	12 months
District Manager, General Manager, Maintenance Manager, HQ Manager, HQ Professional (P3 and P4)	9	Within 50 mi of Participant residence	12 months

ARTICLE II.

award of restricted stock UNITS and DIVIDEND EQUIVALENTS
Section 2.1
Award of RSUs and Dividend Equivalents.
(c)
In consideration of Participant’s past and/or continued employment with or service to any Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Article 12 of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(d)
The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the number of Shares or, at the option of the Company, the amount of cash, which is paid as a dividend on one share of Stock. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a share of Stock on such date. Each additional RSU which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such additional RSU relates.
(e)
The Participant acknowledges and agrees that as per the provisions of the Plan, the Award Agreement must be accepted within a sixty-day period from the Grant Date. Failure to accept the Award Agreement within this designated Acceptance Period shall result in the forfeiture of the unaccepted Award, and any Shares (as defined in the Plan) associated with said Award shall subsequently become available for future grants of Awards under the Plan, as per the provisions outlined in Section 3.1(b) of the Plan.
Section 2.2
Vesting of RSUs and Dividend Equivalents.
(c)
Subject to Participant’s continued employment with or service to the Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice (each applicable vesting date set forth in the Grant Notice, a “Vesting Date”). Each additional RSU that results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) hereof shall vest whenever the underlying RSU to which such additional RSU relates vests.
(d)
In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs and Dividend Equivalents granted under this Agreement that have not vested on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs and Dividend Equivalents that are not so vested shall lapse and expire.
(e)
Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), (i) in the event of a CIC Qualifying Termination, the RSUs shall become vested in full on the date of such CIC Qualifying Termination, (ii) upon the occurrence of the Cessation Date by reason of Participant’s Termination of Service due to death or Disability, the RSUs shall become vested in full upon such Cessation Date, or (iii) in the event of a Retirement Qualifying Termination, the RSUs that would have vested within 12 months following the Retirement Notice Date shall become vested upon the date of such Retirement Qualifying Termination.
Section 2.3
Distribution or Payment of RSUs.

(c)
Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) within sixty (60) days following the applicable Vesting Date of the applicable RSUs pursuant to Section 2.2(a). For the avoidance of doubt, Shares shall be distributed in respect of any RSUs that become vested pursuant to Section 2.2(c) on the Vesting Date(s) on which such RSUs would have vested but for Section 2.2(c). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.
(d)
All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.
Section 2.4
Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.
Section 2.5
Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) [The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(i)
with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(ii)
through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to (or treat such failure as an election by Participant to) satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d)
Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.]4
(a)
[As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs. In satisfaction of such tax withholding obligations and in accordance with the Sell to Cover Election included in the Grant Notice, Participant has irrevocably elected to sell the portion of the Shares to be delivered under the RSUs necessary so as to satisfy the tax

4 Note to Draft: Include for standard form.

withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company and/or its affiliates. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable to the taxable income of Participant resulting from the grant or vesting of the RSUs or the issuance of Shares. In accordance with Participant’s Sell to Cover Election pursuant to the Grant Notice, Participant hereby acknowledges and agrees:

(i) Participant hereby appoints the Agent as Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the RSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to Participant’s federal tax withholding.

(ii) Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

(iii) Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell Shares, Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to, those amounts specified in subsection (i) above.

(iv) Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v) Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section 2.5(a).

(vi) This Section 2.5(a) shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting of the Award have been satisfied.

(b) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.]5

Section 2.6
Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
Section 2.7
Change in Control.
(a)
In the event of a Change in Control, unless the Administrator elects to (i) terminate the RSUs in exchange for cash, rights or property, or (ii) cause the RSUs to no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 12.2 of the Plan, (A) such RSUs (other than any portion subject to performance-based vesting, if any) shall continue in effect or be assumed or an equivalent Award (which may include, without limitation, an Award settled in cash) substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such RSUs subject to performance-based vesting, if any, shall vest at either (as the Administrator may determine) (i) the target level of performance, pro-rated based on the period elapsed between the beginning of the applicable Performance Period and the date of the Change in Control, or (ii) the actual performance level as of the date of the Change in Control (as determined by the Administrator) with respect to all open Performance Periods.
(b)
In the event that the successor corporation in a Change in Control refuses to assume or substitute for the RSUs (other than any portion subject to performance-based vesting, if any), the Administrator may cause (i) any or all of such RSUs (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i) of the Plan or (ii) all forfeiture restrictions on any or all of such RSUs to lapse.
(c)
For the purposes of this Agreement, the RSUs shall be considered assumed if, following the Change in Control, the RSUs confer the right to purchase or receive, for each Share subject to the RSUs immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of

5 Note to Draft: Include for mandatory sell-to-cover form.

consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the settlement of the RSUs, for each Share subject to the RSUs, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.
ARTICLE III.

RESTRICTIVE COVENANTS

Section 3.1
Restrictive Covenants. In consideration of the benefits being provided to Participant pursuant to this Agreement, Participant agrees to be bound by the restrictive covenants contained in this Article III.
(c)
Proprietary Information. Participant agrees that Participant shall not use for Participant’s own purpose or for the benefit of any person or entity (including, without limitation, a Competing Business) other than a Participating Company or its respective shareholders or affiliates, nor shall Participant otherwise disclose to any individual or entity at any time while Participant is employed by a Participating Company or thereafter any Proprietary Information (as defined below) of the Company unless such disclosure (i) has been authorized by the Board; (ii) is reasonably required within the course and scope of Participant’s employment with the Company; or (iii) is required by law, a court of competent jurisdiction or a governmental or regulatory agency. “Proprietary Information” shall mean (A) the name or address of any customer, supplier or parent or subsidiary entity of a Participating Company or any information concerning the transactions or relations of any customer, supplier or parent or subsidiary entity of a Participating Company or any of its shareholders; (B) any information concerning any product, service, technology or procedure offered or used by a Participating Company, or under development by or being considered for use by a Participating Company; (C) any information relating to marketing or pricing plans or methods, capital structure, or any business or strategic plans of a Participating Company; (D) any inventions, innovations, trade secrets, patents and processes in any way relating, directly or indirectly, to a Participating Company’s business developed by Participant alone or in conjunction with others; and (E) any other information which the Board has determined by resolution and communicated to Participant in writing to be proprietary information for purposes hereof; provided, however, that “Proprietary Information” shall not include any information that is or becomes generally known to the public other than through actions of Participant in violation of the restrictive covenants set forth in this Section 3.1 or any Similar Covenants (as defined below).

THE FOLLOWING RESTRICTIVE COVENANTS CONTAINED IN SECTION 5.1 (b) DO NOT APPLY TO EMPLOYEES IN THE FOLLOWING STATES: CA, CO, MN AND OK

(d)
Non-Competition. Participant acknowledges that during Participant’s employment with a Participating Company Participant will become familiar with Proprietary Information and that Participant’s services will be of special, unique and extraordinary value to the Participating Company. Therefore, Participant agrees that during the Restricted Period, Participant shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business with a Competing Business. Nothing herein shall prohibit Participant from being a passive owner of not more than two percent (2%) of the outstanding equity of any entity which is publicly traded or a mutual investment fund so long as Participant has no direct or indirect active participation in the business of such entity.

(e)
Non-Solicitation. During the Restricted Period, Participant shall not directly or indirectly (i) induce or attempt to induce any employee of a Participating Company to terminate such employment, or in any way interfere with the employee relationship between a Participating Company and any such employee; (ii) hire any person who is, or, at any time during the twelve (12)-month period immediately prior to the date of Participant’s Termination of Service, was, an employee of a Participating Company; or (iii) induce or attempt to induce any person having a business relationship with a Participating Company to cease doing business with the Participating Company or interfere materially with the relationship between any such person and the Participating Company.
(f)
Non-Disparagement. Participant agrees not to disparage any Participating Company, any of its products or practices, any of its directors, officers, agents, representatives, employees or affiliates, either orally or in writing, at any time; provided that Participant shall not be required to make any untruthful statement or to violate any law.
(g)
Surrender of Records. Participant agrees that, upon Participant’s Termination of Service and at any other time requested by the Administrator, Participant shall not retain and shall promptly surrender to the Company or, with the Company’s prior consent, delete or destroy all correspondence, memoranda, files, manuals, financial, operating or marketing records, magnetic tape, or electronic or other media of any kind which may be in Participant’s possession or under Participant’s control or accessible to Participant which contain any Proprietary Information.
Section 3.2
Enforcement. Unless otherwise set forth above, the parties hereto agree that the time, duration, and area for which the covenants set forth in this Article III are to be effective are reasonable. In the event that any court or arbitrator determines that the time period or the area, or both of them, are unreasonable and that any of the covenants are to that extent unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable. The parties intend that this Article III will be deemed to be a series of separate covenants, one for each and every county, parish and similar subdivision of each and every state of the United States of America (and each and every subdivision of each other geographical area in which a Participating Company then engages in business or engaged in business at any time during Participant’s employment with a Participating Company). Participant agrees that damages are an inadequate remedy for any breach of the covenants in this Article III and that the Company will, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Article III. Unless otherwise set forth above, Participant acknowledges and agrees that this Article III (a) is ancillary to a valid employment relationship with the Company or any other Participating Company, (b) is reasonably necessary to protect a Participating Company’s legitimate business interest (including, without limitation, the Participating Company’s customer relationships and Proprietary Information), and (c) does not unreasonably restrict Participant’s right to work in his or her chosen profession. Notwithstanding anything to the contrary, nothing herein is intended to or will prohibit Participant from filing a charge with, reporting possible violations of law or regulation to, participating in any investigation by, cooperating with, or communicating directly with, or providing information in confidence to, any governmental entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. For the avoidance of doubt, Participant shall remain obligated to comply with any similar confidentiality, return of property, non-competition, non-solicitation, non-disparagement, or intellectual property covenant that runs in favor of the Company and by which Participant is bound, the terms of which are incorporated herein by reference (collectively, “Similar Covenants”), in addition to the covenants set forth in this Article III, and nothing herein shall supersede or amend any Similar Covenants unless otherwise prohibited by law.

ARTICLE IV.

other provisions

Section 4.1
Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice, and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
Section 4.2
RSUs Not Transferable. The RSUs may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
Section 4.3
Adjustments The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.
Section 4.4
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (to Participant only) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 4.5
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 4.6
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 4.7
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
Section 4.8
Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material respect without the prior written consent of Participant.
Section 4.9
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section 4.10
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs (including RSUs which result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 4.11
Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
Section 4.12
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings, notices, communications and agreements of the Company and Participant with respect to the subject matter hereof.
Section 4.13
Section 409A. This Award is intended to be exempt from, or comply with, Section 409A and shall be interpreted accordingly. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 4.14
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 4.15
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.
Section 4.16
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
Section 4.17
Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (A) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Participating Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Participating Company’s withholding obligation.
Section 4.18
Clawback. In the event Participant engages in fraud, intentional misconduct and/or actions leading to material reputational harm to the Company, the Administrator may, in its sole discretion, require the Participant to forfeit, disgorge, return to the Company or adjust any RSUs and/or the Shares issuable hereunder, including any amounts or profits realized by Participant in connection with such RSUs or the sale of Shares issuable hereunder. Notwithstanding anything to the contrary, neither this Section 4.18 nor Section 10.5 of the Plan are intended to limit any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company from time to time, including to the extent required in order to comply with Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

* * * * *